Exhibit 99.1

NEWS RELEASE

January 12, 2021

NASDAQ DECEMBER 2020 VOLUMES, 4Q20 STATISTICS,

ISSUES UPDATE TO EXPENSE GUIDANCE

New York, N.Y.— Nasdaq (Nasdaq: NDAQ) today reported monthly volumes for December 2020, as well as quarterly volumes, estimated revenue capture, number of listings and index statistics for the quarter ended December 31, 2020 on its investor relations website.

A data sheet showing the monthly volumes and quarterly capture rates can be found at:

http://ir.nasdaq.com/financials/volume-statistics.

Updated Expense Guidance:

Trading volume in certain asset classes and assets under management in licensed ETPs set new quarterly records, while the number of Nasdaq IPOs in the quarter set a multi-decade high, resulting in higher than expected revenues in the fourth quarter of 2020. These higher revenues coupled with the impact of changes in foreign exchange rates were the primary drivers of incremental expenses of $20 million, reflecting increases in performance-linked compensation and other variable expenses.

In addition, during the fourth quarter of 2020, we updated our review and refined our plans across our large-scale post-trade clearing implementation projects, in part due to the logistical implications of COVID-19. As a result, a single customer implementation project is now expected to have costs that exceed revenues by $25 million over the remainder of the term of the contract (approximately 13 years), which, under the accounting rules, requires a reserve to be established to reflect the expected loss.

As a result, Nasdaq expects 2020 non-GAAP operating expenses to exceed the high end of its prior 2020 guidance range by approximately $45 million1.

1 The increase of approximately $45 million will be included in GAAP operating expenses.

About Nasdaq

Nasdaq (Nasdaq: NDAQ) is a global technology company serving the capital markets and other industries. Our diverse offering of data, analytics, software and services enables clients to optimize and execute their business vision with confidence. To learn more about the company, technology solutions and career opportunities, visit us on LinkedIn, on Twitter @Nasdaq, or at www.nasdaq.com.

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. Nasdaq cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to (i) projections relating to our future financial results, total shareholder returns, growth, trading volumes, products and services, ability to transition to new business models, order backlog, taxes and achievement of synergy targets, (ii) statements about the closing or implementation dates and benefits of certain acquisitions and other strategic, restructuring, technology, de-leveraging and capital allocation initiatives, (iii) statements about our integrations of our recent acquisitions, (iv) statements relating to any litigation or regulatory or government investigation or action to which we are or could become a party, (v) the potential impact of the COVID-19 pandemic on our business, operations, results of operations, financial condition, workforce or the operations or decisions of our customers, suppliers or business partners, and (vi) other statements that are not historical facts. Forward-looking statements involve a number of risks, uncertainties or other factors beyond Nasdaq’s control. These factors include, but are not limited to, Nasdaq’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in Nasdaq’s filings with the U.S. Securities and Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q which are available on Nasdaq’s investor relations website at http://ir.nasdaq.com and the SEC’s website at www.sec.gov. Nasdaq undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact Media Relations:	Contact Investor Relations:
Allan Schoenberg+1.212.231.5534	Ed Ditmire, CFA +1.212.401.8737
Allan.Schoenberg@Nasdaq.com	Ed.Ditmire@Nasdaq.com
NDAQF